Exhibit 99.2

Exhibit 2

FREE TRANSLATION OF
EXCERPTS FROM EXECUTIVE ORDER

GRANTED FROM THE GENERAL MANAGER OF

CAISSE DES DÉPÔTS ET CONSIGNATIONS

From: Journal officiel de la République française - the official gazette of the French Republic.

Date of publication: December 24, 2016

Caisse des dépôts et des Consignations

Executive order (arrêté) dated December 21, 2016 delegating power of signature for the division in charge of the finances, strategy and equity interests of the Caisse des dépôts et consignations.

The General Manager of the Caisse des dépôts et consignations,

Having regard to Title X of the Finance Act of April 28, 1816, as amended;

Having regard to the French Monetary and Financial Code, in particular Articles L. 211-1, L. 518-2 et seq. and R. 518-1 et seq .;

Having regard to the executive order dated January 18, 2016 on the organization of the Caisse des dépôts et consignations,

Resolves,

[…]

Section 2

Executive division in charge of the group’s finances, the management of the securities of the public institution and the social and consolidated accounts

Art. 3 – I – Power of signature is given to Virginie Chapron du Jeu, Group Chief Financial Officer, in charge of the management of the securities of the public institution and the social and consolidated accounts, in order to sign, on behalf of the General Manager:

[…]

g) Acts and documents, whether principal or accessory, relating to the subscriptions, acquisitions, holdings, disposals, transfers, management or guarantees of financial securities set out  in 1° of II of Article L. 211-1 of the French Monetary and Financial Code and, more generally, acts relating to or incidental to any other transactions carried out in connection with the management of the portfolios of listed securities of the Caisse des dépôts et consignations;

[...]

Art. 8 - Until 31 December 2016, in the event of the absence or incapacity of Mr Alain Minczeles and, as from 1 January 2017, in the event of the absence or incapacity of Mrs Virginie Chapron du Jeu, power of signature is given to Mr Joël Prohin, Head of the Asset Management Department, in order to sign on behalf of the General Manager:

1° The acts and documents mentioned in b, c, d, f, g, h and I of Section I of Article 3 within the limits of the attributions of the own account securities department;

[…]